                                                                     EXHIBIT 99


Contacts:

Investors: Thomas M. Lord, EVP of Corporate Development and CFO, 404-812-4785
           or Susan Logan Howard, Strategic Resources Group, LLC, 404-478-1001

Media: Claire Dunnett, VP of Public Relations, 708-836-5208


          ALLEGIANCE TELECOM ANNOUNCES COMMITMENT FOR CREDIT FACILITY

DALLAS, TEXAS, April 5, 1999 - Allegiance Telecom, Inc. (Nasdaq: ALGX), a competitive local exchange carrier (CLEC), today announced that it has closed a seven-year senior secured revolving credit facility with a syndicate of lenders lead by Goldman Sachs Credit Partners L.P., TD Securities (USA) Inc. and Morgan Stanley Senior Funding, Inc. Under this facility, so long as Allegiance and its operating subsidiaries satisfy certain conditions, they will have access to $225 million to provide purchase money financing for the acquisition, construction and improvement of telecommunications assets of the Allegiance operating subsidiaries.

Allegiance offers businesses a complete package of telecommunications services, including local, long distance, international calling, high-speed data transmission and Internet services. Allegiance is targeting 24 major metropolitan areas in the U.S. with its "one-stop shopping" approach. The Company's web address is: www.allegiancetele.com.